SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 31, 2004

HearMe

(Exact name of registrant as specified in its charter)

000-25399

(Commission File Number)

Delaware	94-3217317
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

c/o Burr, Pilger & Mayer LLP 600 California Street, Suite 1300 San Francisco, California 94108
(Address of principal executive offices, with zip code)

(415) 421-5757
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

On December 3, 2004, HearMe, a Delaware corporation (the “Company”), issued a press release announcing a cash distribution to be paid out of net available assets of $.0467 per share to stockholders of record as of the Company’s final record date of November 26, 2001.  It is currently anticipated that this distribution will be made on or about December 17, 2004.  In addition, the press release provides updated information relating to the Company’s reserves relating to potential liability and expenses arising out of certain litigation.  A copy of this press release is filed herewith as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits.

(c)           Exhibits.  The following exhibit is filed as part of this report:

Number	Exhibit

99.1	Press release of HearMe dated December 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HearMe
(Registrant)

Date: December 3, 2004	By:	/s/ Stephen D. Mayer
Stephen D. Mayer
Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Press release of HearMe dated December 3, 2004.